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EXHIBIT NO. 21.1

                           COVENTRY HEALTH CARE, INC.
                                  SUBSIDIARIES
                               December 31, 1998

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
            NAME OF SUBSIDIARY                                           STATE OF INCORPORATION
            ------------------                                           ----------------------
1.          Coventry Corporation                                                Tennessee

2.          Coventry Health and Life Insurance Company                          Texas

3.          Coventry Health and Life Insurance Company                          Delaware

4.          Coventry Healthcare Management Corporation                          Delaware
            d/b/a HealthAssurance

5.          Coventry HealthCare Management Corporation                          Virginia

            (i)    Southern Health Services, Inc.                               Virginia

            (ii)   Southern Health Benefit Services, Inc.                       Virginia

6.          Coventry HealthCare Development Corporation                         Delaware

            (i)    Coventry Health Plan of West Virginia                        West Virginia

7.          Group Health Plan, Inc.                                             Missouri

            (i)    Specialty Services of Missouri, Inc.                         Missouri

8.          HealthAmerica Pennsylvania, Inc.                                    Pennsylvania

            (i)    The Medical Center HPJV, Inc.                                Pennsylvania

                   (a)    Riverside Health Plan, Inc.                           Pennsylvania

9.          HealthCare USA, Inc.                                                Florida

            (i)    HealthCare USA Midwest, Inc.                                 Delaware

                   (a)   HealthCare USA of Missouri, LLC                        Missouri

10.         HealthPass, Inc.                                                    Pennsylvania

11.         Pennsylvania HealthCare USA, Inc.                                   Pennsylvania

12.         Principal Health Care of Iowa, Inc.                                 Iowa

13.         Principal Health Care Management Corporation                        Iowa

14.         Principal Health Care of the Carolinas, Inc.                        North Carolina

15.         Principal Health Care of Delaware, Inc.                             Delaware
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
16.         Principal Health Care of Georgia, Inc.                              Georgia

17.         Principal Health Care of Indiana, Inc.                              Delaware

18.         Principal Health Care of Louisiana, Inc.                            Louisiana

19.         Principal Health Care of Kansas City, Inc.                          Kansas

20.         Principal Health Care of Nebraska, Inc.                             Nebraska

21.         Principal Health Care of Pennsylvania, Inc.                         Pennsylvania

22.         Principal Health Care of St. Louis, Inc.                            Delaware

23.         Principal Health Care of South Carolina, Inc.                       South Carolina

24.         Principal Health Care of Tennessee, Inc.                            Tennessee

25.         United HealthCare Services of Iowa, Inc.                            Iowa
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